Exhibit 99.1

Executive Offices	For Further Information Contact:
1 Parkway N. Blvd.
Suite 100
Deerfield, IL 60015
www.unitedstationers.com	Richard W. Gochnauer
President and Chief Executive Officer
or
Kathleen S. Dvorak
Sr. Vice President and Chief Financial Officer
United Stationers Inc.
(847) 627-7000

FOR IMMEDIATE RELEASE

UNITED STATIONERS INC. REPORTS
RECORD FIRST QUARTER 2007 SALES AND EARNINGS

DEERFIELD, Ill., May 3, 2007 — United Stationers Inc. (NASDAQ:USTR) today reported record first quarter 2007 net sales of $1.2 billion, up 3.9% from $1.1 billion in the same period last year.  Diluted earnings per share rose to a first quarter record high of $0.90 for the three months ended March 31, 2007, up 61% from the prior-year’s first quarter earnings per share of $0.56.  The first quarter results for both 2007 and 2006 reflect the impact of several one-time items described below.  Excluding the impact of these items, diluted earnings per share would have been $0.93 and $0.66 for the first quarters of 2007 and 2006, respectively.(1)

The 2007 quarterly results included a pre-tax charge of $1.4 million related to a previously announced workforce reduction.  The 2006 quarter included several unusual items: a pre-tax loss of $4.5 million, or $0.09 per diluted share, on discontinued operations, and a pre-tax charge of $6.7 million, or $0.13 per diluted share, to write off capitalized software development costs.  These items were partially offset by a pre-tax gain of $2.8 million, or $0.05 per diluted share, related to a change in product content syndication and a pre-tax gain of $3.5 million, or $0.07 per share, from reversing a restructuring accrual.

“We began the year with record first quarter sales and a significant improvement in operating margin,” said Richard W. Gochnauer, president and chief executive officer.  “Favorable results from our investment in enhancing margin management, combined with holding the line on costs, contributed to our strong financial performance. We are in the process of developing detailed plans and strategies to remove approximately $100 million in annual costs over the five-year period beginning in 2007.  These actions, combined with our value drivers, should allow us to achieve United’s long-term financial objective of increasing earnings per share by 12% to 15% per year.”

Record First Quarter Results — Continuing Operations

Sales for the first quarter of 2007 reached a record $1.2 billion, up 3.9% versus the same quarter last year.  Sales of janitorial/sanitation supplies and cut sheet paper were the strongest contributors to growth.

Gross margin dollars were $180.0 million, an increase of $4.8 million, compared with $175.2 million in last year’s first quarter.   Gross margin as a percentage of sales for the first quarter of 2007 was 15.1%, compared with the prior-year quarter at 15.3%.  During the first quarter of 2006, gross margin was favorably affected by the $2.8 million gain from a change in product content syndication mentioned earlier.  Excluding this, gross margin in the first quarter of 2006 was 15.0%.(1)

Operating expenses for the first quarter of 2007 were $129.1 million, or 10.8% of sales, compared with $137.3 million, or 12.0% of sales, in the same period last year.  The 2007 results included a $1.4 million charge related to a previously announced workforce reduction.  The 2006 figures included a $6.7 million software write-off that was partially offset by a $3.5 million reversal of a restructuring accrual.  Excluding these items, operating expenses as a percentage of sales in 2007 declined significantly to 10.7%  in 2007, compared with 11.7%  in 2006.(1)

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First Quarter 2007 Sales and Earnings

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Operating income for the first quarter of 2007 was $50.9 million, up significantly from $37.9 million in the first quarter of 2006.  Diluted earnings per share from continuing operations for the first quarter of 2007 were $0.90, versus $0.65 in the prior-year quarter.

Cash Flow, Debt Trends and Share Repurchases

Net cash provided by operating activities totaled $86.1 million for the first quarter of 2007, versus $36.6 million in the first quarter of 2006.  Adjusting to exclude the effects of receivables sold under the company’s securitization program, net cash provided by operating activities for the most recent quarter totaled $61.1 million, compared with $46.6 million in the first quarter of 2006.(1)  Net capital expenditures in the first quarter of 2007 were $3.4 million, in contrast to $7.4 million in the year-ago quarter.  The company expects capital expenditures to be in the range of $25 million to $30 million for 2007.

Outstanding debt plus securitization financing totaled $363.2 million at the quarter’s end, up approximately $140.9 million during the past 12 months.(1)  During the same 12 months, the company spent $201.5 million to repurchase shares.  Other major items affecting debt levels included capital expenditures and increases in working capital.  These effects were partially offset by higher earnings and proceeds from the exercise of employee stock options.

During the quarter, the company repurchased approximately 1.8 million shares of its common stock for $101.4 million.  As of today, the March 6, 2007 Board share repurchase authorization for $100 million is complete and actual shares outstanding are now 27.9 million.

“We are in the process of reviewing financing alternatives that will give us the flexibility to continue our share repurchase program.  We view share repurchases as an excellent way to return value to our shareholders,” said Gochnauer.

Positive Outlook for 2007

“We believe the company is well positioned to deliver strong financial results in 2007,” stated Gochnauer.  “Following our record sales in the first quarter, sales growth for the second quarter continues to trend in the low single digits over last year.

“Significant progress is being made in our efforts to deliver profitable sales growth, drive out waste, expand our private brands, optimize our assets, leverage the potential of our Sweet Paper acquisition, and enhance our marketing capabilities.  The success of these six key value drivers is important to our overall strategy,” he added.

“Our goal is to achieve solid financial performance this year through focused efforts on increasing sales, managing gross margins, controlling costs and improving cash flow.  These collective efforts should lead to enhanced shareholder value,” Gochnauer concluded.

Conference Call

United Stationers will hold a conference call followed by a question and answer session on Friday, May 4, at 10:00 a.m. CT, to discuss first quarter results. To participate, callers within the U.S. and Canada should dial (800) 510-0219, and international callers should dial (617) 614-3451 approximately 10 minutes before the presentation.  The passcode is “93712659.”  To listen to the webcast, participants should visit the Investor Information section of the company’s Web site at www.unitedstationers.com several minutes before the event is broadcast and follow the instructions provided to ensure they have the necessary audio application downloaded and installed. This program is provided at no charge to the user.  In addition, interested parties can access an archived version of the call, also located on the Investor Information section of United Stationers’ Web site, about two hours after the call ends and for at least the following two weeks. This news release, along with other information relating to the call, will be available on the Investor Information section of the Web site.

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First Quarter 2007 Sales and Earnings

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Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature. These statements are based on management’s current expectations, forecasts and assumptions. This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here. These risks and uncertainties include, but are not limited to the following: United’s ability to effectively manage its operations and to implement general cost-reduction and margin-enhancement initiatives; United’s reliance on key customers, and the business, credit and other risks inherent in continuing or increased customer concentration; United’s reliance on independent dealers for a significant percentage of its net sales and therefore the importance of the continued independence, viability and success of these dealers; continuing or increasing competitive activity and pricing pressures within existing or expanded product categories, including competition from product manufacturers who sell directly to United’s customers; prevailing economic conditions and changes affecting the business products industry and the general economy; United’s reliance on key suppliers; the impact of variability in supplier pricing, allowance programs, promotional incentives and other terms, conditions and policies; the impact of variability in customer and end-user demand on United’s product offerings and sales mix and, in turn, on customer rebates payable and supplier allowances earned by United;  United’s ability to maintain its existing information technology systems and to successfully procure and implement new systems without business disruption or other unanticipated difficulties or costs; United’s ability to effectively identify, consummate and integrate acquisitions; United’s reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; the effects of hurricanes, acts of terrorism and other natural or man-made disruptions; and the conduct and scope of the SEC’s informal inquiry relating to United’s former Canadian operations or any formal investigation that may arise from it, and the ultimate resolution of any inquiry or investigation.

Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information about risks and uncertainties that could materially affect United’s results, please see the company’s Securities and Exchange Commission filings.  The company does not undertake to update any forward-looking statement, and investors are advised to consult any further disclosure by United on this matter in its filings with the Securities and Exchange Commission and in other written statements it makes from time to time. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be an exhaustive or complete list.

Company Overview

United Stationers Inc. is North America’s largest broad line wholesale distributor of business products, with net sales for 2006 of $4.5 billion.  The company’s network of 63 distribution centers allows it to offer nearly 46,000 items to its approximately 20,000 reseller customers.  This network, combined with United’s depth and breadth of inventory in technology products, traditional business products, office furniture, janitorial and sanitation products, and foodservice consumables, enables the company to ship products overnight to more than 90% of the U.S. and major cities in Mexico. United’s focus on fulfillment excellence has given it an average line fill rate of better than 97%, a 99.5% order accuracy rate, and a 99% on-time delivery rate.  For more information, visit www.unitedstationers.com.

The company’s common stock trades on the NASDAQ Global Select Market under the symbol USTR.

(1)This is non-GAAP information.  A reconciliation of these items to the most comparable GAAP measures is presented at the end of this news release.  Except as noted, all references within this news release to financial results are presented in accordance with U.S. Generally Accepted Accounting Principles.

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First Quarter 2007 Sales and Earnings

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United Stationers Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

	For the Three Months Ended
	March 31,
	2007	2006

Net sales	$1,193,316	$1,148,230
Cost of goods sold	1,013,255	972,953
Gross profit	180,061	175,277

Operating expenses:
Warehousing, marketing and administrative charges	127,757	140,870
Restructuring charge (reversal), net	1,378	(3,522)

Total operating expenses	129,135	137,348

Operating income	50,926	37,929

Interest expense, net	2,030	1,403

Other expense, net	3,411	2,840

Income from continuing operations before income taxes	45,485	33,686

Income tax expense	18,246	12,820

Income from continuing operations	27,239	20,866

Loss from discontinued operations, net of tax	—	(2,826)

Net income	$27,239	$18,040

Net income per common share — diluted:
Net income per share — continuing operations	$0.90	$0.65
Loss per common share — discontinued operations	—	(0.09)
Net income per share — diluted	$0.90	$0.56

Weighted average number of common shares - diluted	30,207	32,316

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First Quarter 2007 Sales and Earnings

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United Stationers Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands, except share data)

	March 31,
	2007	2006	Dec. 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$14,223	$14,058	$14,989
Accounts receivable, net	246,941	189,279	273,893
Retained interest in receivables sold, net*	122,965	162,828	107,149
Inventories	630,797	623,473	674,157
Other current assets	30,264	22,220	36,671
Current assets of discontinued operations	—	34,467	—
Total current assets	1,045,190	1,046,325	1,106,859

Property, plant and equipment, net	174,293	178,707	181,478
Intangible assets, net	26,118	29,267	26,756
Goodwill, net	225,816	226,029	225,816
Other long-term assets	17,585	22,445	12,485
Total assets	$1,489,002	$1,502,773	$1,553,394

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$385,275	$441,634	$382,625
Accrued liabilities	171,649	158,556	172,195
Deferred credits	3,700	32,162	483
Current liabilities of discontinued operations	—	8,661	—
Total current liabilities	560,624	641,013	555,303

Deferred income taxes	13,838	27,882	17,044
Long-term debt	113,200	7,300	117,300
Other long-term liabilities	68,501	55,495	62,807
Total liabilities	756,163	731,690	752,454

Stockholders’ equity:
Common stock, $0.10 par value; authorized - 100,000,000 shares, issued — 37,217,814 shares in 2007 and 2006	3,722	3,722	3,722
Additional paid-in capital	367,249	347,850	360,047
Treasury stock, at cost — 8,825,198 shares and 5,658,293 shares at March 31, 2007 and 2006, respectively, and 7,172,932 at December 31, 2006	(401,781)	(212,914)	(297,815)
Retained earnings	779,377	636,149	750,322
Accumulated other comprehensive loss	(15,728)	(3,724)	(15,336)
Total stockholders’ equity	732,839	771,083	800,940
Total liabilities and stockholders’ equity	$1,489,002	$1,502,773	$1,553,394

*The March 31, 2007 and 2006 and December 31, 2006 accounts receivable balances exclude $250.0 million, $215.0 million and $225.0 million, respectively, of accounts receivable sold through a securitization program.

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First Quarter 2007 Sales and Earnings

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United Stationers Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

For the Three Months Ended March 31,	2007	2006
Cash Flows From Operating Activities:
Net income	$27,239	$18,040
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,209	8,711
Share-based compensation	2,059	2,096
Write-off of capitalized software development costs	—	6,501
Loss on sale of Canadian Division	—	3,601
Write down of assets held for sale	582	—
Loss (gain) on the disposition of plant, property and equipment	12	(152)
Deferred income taxes	(3,206)	(1,727)
Amortization of capitalized financing costs	260	196
Excess tax benefits related to share-based compensation	(3,257)	(1,048)
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Decrease in accounts receivable, net	26,818	34,499
Increase in retained interest in receivables sold, net	(15,816)	(46,290)
Decrease in inventory	43,212	37,434
(Increase) decrease in other assets	(1,305)	4,712
Increase in accounts payable	22,941	6,548
Decrease in unfunded checks	(20,362)	(4,167)
Decrease in accrued liabilities	(16,280)	(10,013)
Increase (decrease) in deferred credits	3,217	(19,575)
Increase (decrease) in other liabilities	8,785	(2,725)
Net cash provided by operating activities	86,108	36,641
Cash Flows From Investing Activities:
Capital expenditures	(3,449)	(7,669)
Proceeds from the disposition of property, plant and equipment	6	296
Net cash used in investing activities	(3,443)	(7,373)
Cash Flows From Financing Activities:
Net repayments under Revolving Credit Facility	(4,100)	(13,700)
Net proceeds from the exercise of stock options	18,877	4,585
Acquisition of treasury stock, at cost	(101,366)	(24,554)
Payment of debt issuance costs	(101)	—
Excess tax benefits related to share-based compensation	3,257	1,048
Net cash used in financing activities	(83,433)	(32,621)
Effect of exchange rate changes on cash and cash equivalents	2	(4)
Net change in cash and cash equivalents	(766)	(3,357)
Cash and cash equivalents, beginning of period	14,989	17,415
Cash and cash equivalents, end of period	$14,223	$14,058

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First Quarter 2007 Sales and Earnings

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United Stationers Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Results

(in millions, except per share data)

	For the Three Months Ended March 31,
	2007		2006

Sales	$1,193.3	100.0%	$1,148.2	100.0%

Gross profit	$180.0	15.1%	$175.2	15.3%
Product content syndication	—	—	(2.8)	-0.3%
Adjusted gross profit	$180.0	15.1%	$172.4	15.0%

Operating expenses	$129.1	10.8%	$137.3	12.0%
Write-off related to capitalized software development	—	—	(6.7)	-0.6%
Restructuring charge reversal	—	—	3.5	0.3%
Restructuring charge related to workforce reduction	(1.4)	-0.1%	—	—
Adjusted operating expenses	$127.7	10.7%	$134.1	11.7%

Operating income	$50.9	4.3%	$37.9	3.3%
Gross profit item noted above	—	—	(2.8)	-0.3%
Operating expense items noted above	1.4	0.1%	3.2	0.3%
Adjusted operating income	$52.3	4.4%	$38.3	3.3%

Net income per share - diluted	$0.90		$0.56
Per share gross profit item noted above	—		(0.05)
Per share operating expense items noted above	0.03		0.06
Add back loss on discontinued operations	—		0.09
Adjusted net income per share - diluted	$0.93		$0.66

Weighted average number of common shares - diluted	30.2		32.3

Note: Adjusted Operating Income and Earnings Per Share exclude the one-time effects of product content syndication, the net restructuring charge, and the write-off of capitalized software development costs related to the company’s internal systems initiative.  Generally Accepted Accounting Principles require that the effects of these items be included in the Condensed Consolidated Statements of Income.  The company believes that excluding these items is an appropriate comparison of its ongoing operating results to last year and that it is helpful to provide readers of its financial statements with a reconciliation of these items to its Condensed Consolidated Statements of Income reported in accordance with Generally Accepted Accounting Principles.

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First Quarter 2007 Sales and Earnings

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United Stationers Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Debt to Total Capitalization

(dollars in thousands)

	March 31,
	2007	2006	Change
Long-term debt	$113,200	$7,300	$105,900
Accounts receivable sold	250,000	215,000	35,000
Total debt and securitization (adjusted debt)	363,200	222,300	140,900
Stockholders’ equity	732,839	771,083	(38,244)
Total capitalization	$1,096,039	$993,383	$102,656

Adjusted debt to total capitalization	33.1%	22.4%	10.7%

Note: Adjusted debt to total capitalization is provided as an additional liquidity measure. Generally Accepted Accounting Principles require that accounts receivable sold under the company’s receivables securitization program be reflected as a reduction in accounts receivable and not reported as debt.  Internally, the company considers accounts receivable sold to be a financing mechanism. Management believes it is helpful to provide readers of its financial statements with a measure that adds accounts receivable sold to debt, and calculates debt to total capitalization on that basis.

Adjusted Cash Flow

(in thousands)

	For the Three Months Ended March 31,
	2007	2006
Cash Flows From Operating Activities:
Net cash provided by operating activities	$86,108	$36,641
Excluding the change in accounts receivable sold	(25,000)	10,000
Net cash provided by operating activities excluding the effects of receivables sold	$61,108	$46,641

Cash Flows From Financing Activities:
Net cash used in financing activities	(83,433)	$(32,621)
Including the change in accounts receivable sold	25,000	(10,000)
Net cash used in financing activities including the effects of receivables sold	$(58,433)	$(42,621)

Note: Adjusted cash provided by operating activities is presented as an additional liquidity measure. Generally Accepted Accounting Principles require that the cash flow effects of changes in the amount of accounts receivable sold under the company’s receivables securitization program be reflected within operating cash flows. Internally, the company considers accounts receivable sold to be a financing mechanism and not a source of cash flow related to operations.  Management believes it is helpful to provide readers of its financial statements with operating cash flows adjusted for the effects of changes in accounts receivable sold.

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